UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2012

Potomac Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

West Virginia
(State of Other Jurisdiction of Incorporation)

0-24958
(Commission File Number)

55-0732247
(IRS Employer Identification No.)

111 E. Washington St., PO Box 906, Charles Town WV 25414-0906
(Address of Principal Executive Offices) (Zip Code)

304-725-8431
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of security holders for Potomac Bancshares, Inc. was held on May 15, 2012 and the following matters were submitted to the security holders for a vote:

1.	To elect a class of directors for a term of three years.

2.	To ratify the selection by the board of directors of Yount, Hyde & Barbour, P.C., as independent registered public accountants for the year 2012.

Results of the voting in regard to the above listed matters were as follows:

1.	Directors elected for a three year term:

		Votes	Votes
	Votes For	Against	Withheld	Total
Keith B. Berkeley	1,795,464	None	60,862	1,856,326
Stanley L Merson	1,659,667	None	196,659	1,856,326
Barbara L. Scott	1,792,252	None	64,074	1,856,326
John C. Skinner Jr.	1,731,636	None	124,690	1,856,326

           There were 633,622 broker non-votes in the election of directors.

			Votes
		Votes For	Against	Abstentions	Total
2.	Ratification of accountants	2,481,946	6,802	1,200	2,489,948

           There were no broker non-votes in the ratification of accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC BANCSHARES, INC.

/s/ Dean Cognetti
Dean Cognetti, Sr. VP and CFO
May 17, 2012